Exhibit 99.1

FOR IMMEDIATE RELEASE:	September 13, 2010

Investor Relations:	Joseph Cormier
t: +1.703.883.2771
e: investors@gtec-inc.com

Media Contact:	Lauren Peduzzi
t: +1.703.738.2861
e: media@gtec-inc.com
GTEC to Acquire Zytel Corporation
Adds new Intelligence Community customer base with strong
cyber and intelligence capabilities
MCLEAN, Va., September 13, 2010 – Global Defense Technology & Systems, Inc. (NASDAQ: GTEC), a provider of mission-critical, technology-based systems, solutions and services for national security agencies and programs of the U.S. government, today announced that it had entered into a definitive agreement to acquire Zytel Corporation (Zytel) for $26.8 million in cash. Zytel delivers Cyber Security & mission systems in support of the critical intelligence, counterterrorism, and cyber warfare missions of its national security clients. The company is an industry leader in the design, development and deployment of next generation, net-centric mission solutions that collect and protect vital information, leveraging its core competencies in systems engineering and architecture, software development and intelligence analysis. The deal is expected to be immediately accretive to GTEC’s diluted earnings per share and close in the fourth quarter of 2010.
Zytel’s work is all classified and all of its employees are cleared at the Top Secret/Sensitive Compartmented Information level. The company has strong operating margins and expects to generate approximately $20 million in revenue in 2010 with continued rapid growth in 2011. The company’s operations are based in the Ft. Meade, Maryland area.
John Hillen, GTEC’s President & CEO, stated, “Zytel has an exceptional track record in delivering mission-focused cyber solutions to its Intelligence Community clients. By combining our core and complementary capabilities, both GTEC and Zytel can bolster the range of systems, solutions, and differentiated technologies we can provide to national security customers in support of their critical front line missions. Zytel’s core capabilities in Cyber Security, mission systems architecture, high performance computing and intelligence analysis are critical tools in support of our nation’s defense and add a further edge to GTEC’s portfolio of services. We look forward to expanding our offerings as a combined enterprise.”
Greg Hofstrand, Senior Vice President of Zytel added, “Our unique capabilities and penetration of a coveted Intelligence Community customer, provides a great complement to GTEC’s counterterrorism expertise and intelligence customer footprint. GTEC provides additional professional development opportunities to Zytel employees and offers our customers a broader set of solutions. Equally important, GTEC shares our passion for the national security mission and provides us a business infrastructure to take advantage of larger and more complex opportunities to continue our impressive growth track record.”

The transaction is subject to customary closing conditions, including CFIUS approval. GTEC currently has no debt outstanding and will use cash on hand and borrowings under its senior revolving credit facility to fund the transaction.
About Global Defense Technology & Systems, Inc.
Global Defense Technology & Systems, Inc. (GTEC) provides mission-critical, technology-based systems, solutions, and services for national security agencies and programs of the U.S. government. Our services and solutions are integral parts of mission-critical programs run by the Department of Defense, Intelligence Community, Department of Homeland Security, federal law enforcement agencies, and other parts of the federal government charged with national security responsibilities. Learn more about Global Defense Technology & Systems at www.gtec-inc.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements, including, but limited to the following: the uncertainty of the timing of regulatory review of the transaction, financing risks, such as increases in interest rates and restrictions imposed by our credit agreement, risks concerning the future financial performance of the acquired company, failure to successfully integrate the acquired company into our operations or to realize any benefit from the acquisition, and our dependence on contracts with federal government agencies for substantially all of our revenue. These and other risk factors are discussed in Global Defense Technology & System Inc.’s (GTEC) Annual Report on Form 10-K, and such other filings that GTEC makes with the Securities and Exchange Commission from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements speak only as of the date hereof and GTEC undertakes no obligation to update such forward-looking statements in the future except as required by law.